Exhibit 99.1

LM Funding America, Inc.

Reports First Quarter 2022 Financial Results

TAMPA, FL   May 16, 2022 – LM Funding America, Inc. (NASDAQ: LMFA) (“LM Funding” or the “Company”), a technology-based specialty finance company offering unique funding solutions to community associations that has expanded into the cryptocurrency mining business, today announced its financial results for the three months ended March 31, 2022.

Financial Highlights for the Three Month Period Ended March 31, 2022:

•

Paid an additional $7.1 million in first quarter to Bitmain for the 5,046 machines on order, of which 841 have been delivered, and anticipate shipments of 841 machines per month from June 2022 through October 2022.

•	Cash position of $24.5 million as of March 31, 2022.
•	The Company had $23.9 million in deposits on mining machines.
•	Net equity per share on March 31, 2022 was $4.48 (calculated as stockholders’ equity divided by 13,091,955 shares outstanding as of March 31, 2022).
•	Revenues increased to $191,000 for the quarter ended March 31, 2022 as compared with $177,000 for the comparable quarter in 2021.
•	Net cash used by operating activities was approximately $528,000 for the first quarter 2022.
•

Net loss attributable to LM Funding for the first quarter of 2022 was $5.7 million, which includes $3.6 million of stock option/compensation expense and a realized loss on securities of $0.4 million, versus net income of $4.4 million for the first quarter of 2021, which included a $5.7 million realized gain on securities.

“We are excited to receive our first shipments of mining machines from Bitmain and look forward to generating our first Bitcoin anticipated in the third quarter of 2022,” stated Mr. Bruce Rodgers, Chief Executive Officer and Chairman of LM Funding.  “We expect the recent downturn in Bitcoin pricing may provide us with pricing discounts on machines we currently have under contract as well as opportunities to purchase additional machines at lower prices.”

On April 21, 2022, LMF Acquisition Opportunities, Inc. (“LMAO”) entered into an Agreement and Plan of Merger with LMF Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of LMAO, and SeaStar Medical, Inc., a Delaware corporation.

About LM Funding America:

LM Funding America, Inc., together with its subsidiaries, is a technology-based specialty finance company that provides funding to nonprofit community associations (Associations) primarily located in the state of Florida, as well as in the states of Washington, Colorado and Illinois. The company offers funding to Associations by purchasing a certain portion of the associations' rights to delinquent accounts that are selected by the Associations arising from unpaid Association assessments. The company is also involved in the business of purchasing delinquent accounts on various terms tailored to suit each Association's financial needs, including under the company’s New Neighbor Guaranty™ program.  The company is also entering the cryptocurrency mining business through a new subsidiary, US Digital Mining and Hosting Co., LLC.

Forward-Looking Statements:

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Important factors which could materially affect our results and our future performance include, without limitation, our ability to implement our plan to develop and grow a cryptocurrency mining business specializing in Bitcoin,our ability to purchase defaulted consumer receivables at appropriate prices, competition to acquire such receivables, our dependence upon third party law firms to service our accounts, our ability to obtain funds to purchase receivables, ability to manage growth or declines in the business, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, the impact of class action suits and other litigation, our ability to keep our software systems updated to operate our business, our ability to employ and retain qualified employees, our ability to establish and maintain internal accounting controls, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, and negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, as well as other factors set forth under “Risk Factors” in our most recent Annual Report on Form 10-K and our other filings with the SEC, which are available at www.sec.gov. The occurrence of any of these risks and uncertainties could have a material adverse effect on the company's business, financial condition, and results of operations.

Company Contact: Bruce M. Rodgers, Chairman and CEO LM Funding America, Inc. Tel (813) 222-8996 investors@lmfunding.com

LM FUNDING AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2022	2021
Revenues:
Interest on delinquent association fees	$101,268	$77,444
Administrative and late fees	16,708	15,071
Recoveries in excess of cost - special product	17,365	29,473
Underwriting and other revenues	16,791	22,703
Rental revenue	38,872	31,917
Total revenues	191,004	176,608

Operating Expenses:
Staff costs and payroll	4,292,197	1,301,981
Professional fees	774,820	482,943
Settlement costs with associations	160	-
Selling, general and administrative	114,920	99,769
Recovery of cost from related party receivable	-	(10,000)
Real estate management and disposal	31,481	18,290
Depreciation and amortization	3,094	1,696
Collection costs	(3,820)	2,048
Other operating expenses	8,384	7,545
Total operating expenses	5,221,236	1,904,272
Operating loss	(5,030,232)	(1,727,664)
Realized gain (loss) on securities	(395,181)	5,671,464
Unrealized gain on convertible debt security	288,320	-
Unrealized gain on marketable securities	130	-
Unrealized gain (loss) on investment and equity securities	(986,399)	595,392
Digital assets other income	4,366	-
Interest income	98,370	13,055
Interest expense	-	(464)
Dividend income	1,375	-

Income (loss) before income taxes	(6,019,251)	4,551,783
Income tax expense	-	(3,484)
Net income (loss)	(6,019,251)	4,548,299
Less: Net income (loss) attributable to non-controlling interest	291,200	(171,866)
Net income (loss) attributable to LM Funding America Inc.	$(5,728,051)	$4,376,433

Earnings/(loss) per share:
Basic income (loss) per common share - net income (loss) - attributable to LM Funding	$(0.44)	$0.87
Diluted income (loss) per common share - net income (loss) - attributable to LM Funding	$(0.44)	$0.80
Weighted average number of common shares outstanding:
Basic	13,060,736	5,047,498
Diluted	13,060,736	5,439,398

LM FUNDING AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Cash	$24,536,467	$32,559,185
Finance receivables:
Original product - net	20,543	13,993
Special product - New Neighbor Guaranty program, net of allowance for credit losses of	16,148	14,200
Short-term investments - convertible debt securities (Note 7)	845,424	539,351
Marketable securities (Note 7)	308,950	2,132,051
Short-term investments - debt security (Note 7)	2,106,082	2,000,000
Prepaid expenses and other assets	944,464	1,251,852
Income tax receivable (Note 4)	143,822	-
Note receivable from related party (Note 7)	310,000	-
Digital assets, net (Note 9)	504,366	-
Current assets	29,736,266	38,510,632
Fixed assets, net	14,820	17,914
Real estate assets owned	80,057	80,057
Operating lease - right of use assets (Note 5)	337,413	59,969
Long-term investments - equity securities (Note 7)	949,754	1,973,413
Investments in unconsolidated affiliates (Note 7)	4,713,390	4,676,130
Deposit on mining equipment (Note 8)	23,893,672	16,775,100
Other assets	10,726	10,726
Long-term assets	29,999,832	23,593,309
Total assets	$59,736,098	$62,103,941

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	325,489	463,646
Note payable - short-term (Note 3)	57,344	114,688
Due to related party (Note 2)	373,800	121,220
Current portion of lease liability (Note 5)	90,072	68,002
Income tax payable (Note 4)	-	326,178
Other liabilities	1,725	-
Total current liabilities	848,430	1,093,734
Lease liability - long-term (Note 5)	248,475	-
Long-term liabilities	248,475	-
Total liabilities	1,096,905	1,093,734

Stockholders’ equity:
Preferred stock, par value $.001; 150,000,000 shares authorized; no shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	-	-
Common stock, par value $0.001; 350,000,000 shares authorized; 13,091,883 and 13,017,943 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	13,092	13,018
Additional paid-in capital	78,173,269	74,525,106
Accumulated deficit	(19,505,057)	(13,777,006)
Total stockholders’ equity	58,681,304	60,761,118
Non-controlling interest	(42,111)	249,089
Total stockholders’ equity	58,639,193	61,010,207
Total liabilities and stockholders’ equity	$59,736,098	$62,103,941

LM FUNDING AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(6,019,251)	$4,548,299
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	3,094	1,696
Right to use non cash lease expense	23,343	25,808
Stock compensation	329,500	-
Stock option expense	3,318,737	-
Accrued investment income	(96,657)	(12,784)
Digital assets other income	(4,366)
Gain on deconsolidation of affiliate	-	(43,623)
Unrealized gain on convertible debt security	(288,320)	-
Unrealized gain on marketable securities	(130)	(595,392)
Unrealized loss on investment and equity securities	986,399	-
Realized (gain) loss on securities	395,181	(5,671,464)
Proceeds from securities	1,428,050	21,218,918
Investment in convertible note receivable converted into marketable security	-	(15,547,454)
Change in assets and liabilities
Prepaid expenses and other assets	280,208	710,163
Digital assets, net	(500,000)	-
Accounts payable and accrued expenses	(136,430)	157,514
Advances (repayments) from related party	252,580	200,749
Lease liability payments	(30,242)	(24,971)
Income tax payable	(326,178)	3,484
Income tax receivable	(143,822)	-
Net cash provided by (used in) operating activities	(528,304)	4,970,943

CASH FLOWS FROM INVESTING ACTIVITIES:
Net collections of finance receivables - original product	(6,550)	14,206
Net collections of finance receivables - special product	(1,948)	(1,020)
Payments for real estate assets owned	-	(62,432)
Deposit for mining equipment	(7,118,572)	-
Investment in convertible note receivable	-	(1,666,500)
Loan to purchase securities	-	1,784,250
Investment in note receivable - related party	(310,000)	-
Repayment of loan to purchase securities	-	(1,784,250)
Investment in unconsolidated affiliate	-	(5,738,000)
Net cash (used in) provided by investing activities	(7,437,070)	(7,453,746)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments	-	(343,687)
Insurance financing repayments	(57,344)	(468,061)
Exercise of warrants	-	9,544,623
Net cash provided by (used in) financing activities	(57,344)	8,732,875
NET INCREASE (DECREASE) IN CASH	(8,022,718)	6,250,072
CASH - BEGINNING OF YEAR	32,559,185	11,552,943
CASH - END OF YEAR	$24,536,467	$17,803,015

SUPPLEMENTAL DISCLOSURES OF NON-CASHFLOW INFORMATION
ROU assets and operating lease obligation recognized	$300,787	$-
SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid for taxes	$470,000	-